EXHIBIT 10.23

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This **SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT** (this "Amendment") dated as of December 27, 2018, is by and among **AMERICAN MIDSTREAM, LLC**, a Delaware limited liability company (the "AMID Borrower"), **BLACKWATER INVESTMENTS, INC.**, a Delaware corporation (the "Blackwater Borrower" and, together with the AMID Borrower, the "Borrowers"), **AMERICAN MIDSTREAM PARTNERS, LP**, a Delaware limited partnership ("Parent"), the other Loan Parties party hereto, **BANK OF AMERICA, N.A.**, as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the lenders party to the Original Credit Agreement referred to below (the "Lenders"), and the Lenders party hereto.

RECITALS

A. The Borrowers, Parent, the Lenders, the Administrative Agent and the other agents referred to therein entered into that certain Second Amended and Restated Credit Agreement dated as of March 8, 2017 (as modified by that certain Letter Agreement (Consent) dated as of July 21, 2017, that certain Letter Agreement (Consent) dated as of September 29, 2017, that certain Letter Agreement (Consent) dated as of February 20, 2018, that certain Letter Agreement (Consent) dated as of March 29, 2018, that certain Letter Agreement (Consent) dated as of June 22, 2018, and that certain First Amendment to Second Amended and Restated Credit Agreement dated as of June 29, 2018, and as further amended, restated, supplemented or modified prior to the date hereof, the "Original Credit Agreement" and, the Original Credit Agreement as amended by this Amendment, the "Credit Agreement") pursuant to which the Lenders have made certain Loans and provided certain Commitments (subject to the terms and conditions thereof) to the Borrowers.

B. The Borrowers have requested that the Original Credit Agreement be amended as of the Second Amendment Effective Date (as defined below) to revise certain covenants contained in the Original Credit Agreement and to make certain other changes as more fully described herein.

C. The Lenders signatory hereto and the Administrative Agent are willing to amend the Original Credit Agreement, as of the Second Amendment Effective Date, as more fully described herein, and upon satisfaction of the conditions set forth herein, this Amendment shall become effective.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. **Defined Terms**. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article, schedule, exhibit and section references in this Amendment refer to articles, schedules, exhibits and sections of the Original Credit Agreement.

Section 2. **Second Amendment Effective Date Amendments to Original Credit Agreement**. As of and subject to the occurrence of the Second Amendment Effective Date, the Original Credit Agreement is hereby amended as follows:

2.1 Amendments to Section 1.01 (Defined Terms) of the Original Credit Agreement.

(a) The definition of "Applicable Rate" is amended and restated in its entirety as follows:

"Applicable Rate" means, from time to time, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurodollar Rate Loans / Letters of Credit	Base Rate Loans
1	≥5.50:1	0.750%	4.00%	3.00%
2	≥5.00:1 but <5.50:1	0.500%	3.50%	2.50%
3	≥4.50:1 but < 5.00:1	0.500%	3.25%	2.25%
4	≥4.00:1 but < 4.50:1	0.500%	3.00%	2.00%
5	≥3.50:1 but < 4.00:1	0.500%	2.75%	1.75%
6	≥3.00:1 but < 3.50:1	0.375%	2.50%	1.50%
7	≥2.50:1 but < 3.00:1	0.375%	2.25%	1.25%
8	< 2.50:1	0.375%	2.00%	1.00%

provided, that for the period beginning on the Second Amendment Effective Date through the date on which the Compliance Certificate is delivered for the fiscal quarter ending December 31, 2018, the Pricing Level shall be Pricing Level 1. Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); *provided, however*, that if a Compliance Certificate is not delivered when due in accordance with such Section and such failure continues for two (2) Business Days, then Pricing Level 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(b) The following definitions are added to Section 1.01 of the Original Credit Agreement where alphabetically appropriate:

"Suspension Period" means any period starting on the first Business Day where the Consolidated Total Leverage Ratio is greater than or equal to 5.00:1.00, and continuing until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) where the Consolidated Total Leverage Ratio is less than 5.00:1.00;

provided that, for the avoidance of doubt, a Suspension Period shall start on the Second Amendment Effective Date.

"Second Amendment" means the Second Amendment to Second Amended and Restated Credit Agreement, dated as of December 27, 2018, by and among Parent, the Borrowers, the Guarantors, the Administrative Agent and the Lenders party thereto.

"Second Amendment Effective Date" has the meaning specified in the Second Amendment.

2.2 Amendments to Section 2.05 (Termination or Reduction of Commitments) of the Original Credit Agreement. Section 2.05 is amended by amending and restating Section 2.05(c) in its entirety as follows:

(c) (i) Upon the latter of (A) the date of the consummation of the Disposition contemplated by the Refined Products Sale Consent and (B) the Second Amendment Effective Date, the Aggregate Commitments shall be automatically reduced in an aggregate amount equal to $80,000,000 (inclusive of any reduction of the Aggregate Commitments occurring on or about the date of such Disposition, in the event such Disposition occurs prior to the Second Amendment Effective Date) and (ii) upon consummation of any other Disposition (or series of related Dispositions) the Net Cash Proceeds of which exceed $7,500,000, the Aggregate Commitments shall be automatically reduced in an aggregate amount equal to 50% of the Net Cash Proceeds of such Disposition (or series of related Dispositions); provided, that, in each case, (x) if, after giving effect to any such reduction of the Aggregate Commitments, the Letter of Credit Sublimit exceeds the amount of the Aggregate Commitments, such Letter of Credit Sublimit shall be automatically reduced by the amount of such excess (and the Borrowers shall be allowed to Cash Collateralize the amount of such excess, to the extent any Letter of Credit was outstanding in excess of such reduced Letter of Credit Sublimit at the time of such reduction), and, (y) if, after giving effect to any such reduction of the Aggregate Commitments, the Blackwater Sublimit exceeds the amount of the Aggregate Commitments, such Blackwater Sublimit shall be automatically reduced by the amount of such excess. Any such reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued and unpaid up to the effective date of any such reduction of the Aggregate Commitments shall be paid on the effective date of such reduction.

2.3 Amendments to Section 7.06 (Restricted Payments) of the Original Credit Agreement. Section 7.06 is amended by adding the following the end of such Section:

Notwithstanding anything in this Agreement to the contrary, no Restricted Payment will be permitted under clauses (d) or (j) of this Section 7.06 during a Suspension Period.

2.4 Amendments to Section 7.19 (Financial Covenants) of the Original Credit Agreement. Section 7.19 is amended and restated in its entirety as follows:

7.19 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of Parent to be less than the ratio set forth below for such fiscal quarter then ending.

Fiscal Quarter Ending	**Consolidated Interest Coverage Ratio**
June 30, 2018	2.50:1.00
September 30, 2018	2.00:1.00
December 31, 2018	1.75:1.00
March 31, 2019	1.75:1.00
June 30, 2019 and thereafter	1.50:1.00

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of Parent to be greater than the ratio set forth below for such fiscal quarter then ending.

Fiscal Quarter Ending	**Consolidated Total Leverage Ratio**	
June 30, 2018	6.15:1.00	
September 30, 2018	6.25:1.00	
	If the Disposition contemplated by the Refined Products Sale Consent has occurred on or prior to December 31, 2018	If the Disposition contemplated by the Refined Products Sale Consent has not occurred on or prior to December 31, 2018
December 31, 2018	6.25:1.00	6.50:1.00
March 31, 2019	6.50:1.00	6.50:1.00
June 30, 2019 and thereafter	5.75:1.00	5.75:1.00

(c) Consolidated Secured Leverage Ratio. Permit the Consolidated Secured Leverage Ratio as of the end of any fiscal quarter of Parent to be greater than the ratio set forth below for such fiscal quarter then ending.

Fiscal Quarter Ending	**Consolidated Secured Leverage Ratio**	
June 30, 2018	4.00:1.00	
September 30, 2018	3.75:1.00	
	If the Disposition contemplated by the Refined Products Sale Consent has occurred on or prior to December 31, 2018	If the Disposition contemplated by the Refined Products Sale Consent has not occurred on or prior to December 31, 2018
December 31, 2018	3.75:1.00	4.00:1.00
March 31, 2019	3.75:1.00	3.75:1.00
June 30, 2019 and thereafter	3.50:1.00	3.50:1.00

Section 3. **Conditions Precedent to Second Amendment Effective Date**. This Amendment and the amendments set forth in Section 2 of this Amendment shall become effective on the date (the "Second Amendment Effective Date") on which each of the following conditions is satisfied (or waived in accordance with Section 10.01 of the Original Credit Agreement):

3.1 Amendment Counterparts. The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of this Amendment from the Administrative Agent, the Collateral Agent, the L/C Issuers, the Required Lenders and the Loan Parties.

3.2 Consent Fees. The Administrative Agent shall have received, for the account of each of the Lenders party hereto that has executed and delivered a signature page to this Amendment prior to the Second Amendment Effective Date, a consent fee in the amount of 0.30% of the aggregate amount of such Lender's final allocated Commitment on the Second Amendment Effective Date, which fee is due and payable under the Fee Letter, dated as of December 27, 2018, by and among the Borrowers, Parent, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Second Amendment Effective Date specifying its objection thereto.

Section 4. **Miscellaneous**.

4.1 Perfection Certificate. Not later than 30 days after the Second Amendment Effective Date, the Borrowers shall deliver to the Administrative Agent and the Collateral Agent an updated Perfection Certificate substantially in the form of Exhibit E to the Original Credit Agreement.

4.2 Confirmation. The provisions of the Loan Documents, as amended by this Amendment, shall remain in full force and effect in accordance with their terms following the effectiveness of this Amendment.

4.3 Ratification and Affirmation; Representations and Warranties. Each of the undersigned Loan Parties does hereby adopt, ratify, and confirm each Loan Document to which it is a party, as amended hereby, and its obligations thereunder. Each of the Loan Parties hereby (a) acknowledges, renews and extends its continued liability under each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein, and (b) represents and warrants to the Lenders that: (i) as of the Second Amendment Effective Date, after giving effect to the terms of this Amendment, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects), except to the extent any such

representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except for such representations and warranties that have a materiality or Material Adverse Effect qualification, which shall be true and correct in all respects) as of such specified earlier date and (ii) (A) as of the Second Amendment Effective Date, no Default has occurred and is continuing and (B) immediately after giving effect to this Amendment, no Default will have occurred and be continuing.

4.4 Loan Document. This Amendment and each agreement, instrument, certificate or document executed by the Borrowers and the Guarantors or any of their respective officers in connection therewith are "Loan Documents" as defined and described in each of the Original Credit Agreement and the Credit Agreement and all of the terms and provisions of the Loan Documents relating to other Loan Documents shall apply hereto and thereto.

4.5 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

4.6 Release. Each of the Loan Parties, on its behalf and on behalf of its subsidiaries (collectively, the "Releasing Parties"), hereby acknowledges and stipulates that as of the Second Amendment Effective Date none of the Releasing Parties has any claims or causes of action of any kind whatsoever under or in connection with the Loan Documents against the Administrative Agent, any Lender, any of their Affiliates or any of their respective officers, directors, employees, agents, attorneys or representatives, or against any of their respective predecessors, successors or assigns (each of the foregoing, collectively, the "Released Parties"). To the extent permitted by law, each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties from any and all claims, causes of action, demands and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, known or unknown, that any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action or failure to act, in each case under or in connection with the Loan Documents, through the Second Amendment Effective Date.

4.7 NO ORAL AGREEMENT. THIS AMENDMENT, THE ORIGINAL CREDIT AGREEMENT AND/OR THE CREDIT AGREEMENT (AS APPLICABLE) AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

4.8 GOVERNING LAW. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

AMERICAN MIDSTREAM PARTNERS, LP,
By: American Midstream GP, LLC, its sole general partner
AMERICAN MIDSTREAM, LLC,
AMERICAN MIDSTREAM FINANCE CORPORATION,
AMERICAN MIDSTREAM MARKETING, LLC,
AMERICAN MIDSTREAM (ALABAMA GATHERING), LLC,
AMERICAN MIDSTREAM (ALABAMA INTRASTATE), LLC,
AMERICAN MIDSTREAM (ALATENN), LLC,
AMERICAN MIDSTREAM (LOUISIANA INTRASTATE), LLC,
AMERICAN MIDSTREAM (MISSISSIPPI), LLC,
AMERICAN MIDSTREAM (SIGCO INTRASTATE), LLC,
AMERICAN MIDSTREAM (TENNESSEE RIVER), LLC,
AMERICAN MIDSTREAM ONSHORE PIPELINES, LLC,
AMERICAN MIDSTREAM OFFSHORE (SEACREST), LP,
By: American Midstream, LLC, its general partner
AMERICAN MIDSTREAM (BURNS POINT), LLC,
AMERICAN MIDSTREAM CHATOM, LLC,
AMERICAN MIDSTREAM CHATOM UNIT 1, LLC,
AMERICAN MIDSTREAM CHATOM UNIT 2, LLC,
AMERICAN MIDSTREAM MADISON, LLC,
HIGH POINT GAS TRANSMISSION HOLDINGS, LLC,
HIGH POINT GAS TRANSMISSION, LLC,
HIGH POINT GAS GATHERING HOLDINGS, LLC,
HIGH POINT GAS GATHERING, L.L.C.,
AMERICAN MIDSTREAM (LAVACA), LLC,
CENTANA GATHERING, LLC,
CENTANA OIL GATHERING, LLC,
AMERICAN MIDSTREAM REPUBLIC, LLC,
AMERICAN MIDSTREAM COSTAR, LLC,
AMERICAN MIDSTREAM GAS SOLUTIONS, LP,
By: American Midstream Gas Solutions GP, LLC, its general partner
AMERICAN MIDSTREAM GAS SOLUTIONS GP, LLC,
AMERICAN MIDSTREAM GAS SOLUTIONS LP, LLC,
AMERICAN MIDSTREAM BAKKEN, LLC,

AMERICAN MIDSTREAM PERMIAN, LLC,
AMERICAN MIDSTREAM EAST TEXAS RAIL, LLC,
AMERICAN MIDSTREAM DELTA HOUSE, LLC,
AMERICAN MIDSTREAM MESQUITE, LLC.
AMERICAN MIDSTREAM TRANSTAR GAS PROCESSING, LLC,
AMERICAN MIDSTREAM AMPAN, LLC,
AMERICAN MIDSTREAM EMERALD, LLC,
AMERICAN MIDSTREAM PINEY WOODS, LLC,
AMERICAN MIDSTREAM MIDLA RECONFIGURATION, LLC,
D-DAY OFFSHORE HOLDINGS, LLC
PAM ACQUISITION COMPANY, LLC
PANTHER PIPELINE, LLC
PANTHER OFFSHORE GATHERING SYSTEMS, LLC
PANTHER OPERATING COMPANY, LLC
MAIN PASS OIL GATHERING COMPANY, LLC
AMERICAN PANTHER, LLC

By: Eric T. Kalamaras

Eric T. Kalamaras
Senior Vice President and Chief Financial Officer

AMERICAN MIDSTREAM BLACKWATER, LLC,
BLACKWATER INVESTMENTS, INC.,
BLACKWATER MARYLAND, L.L.C.,
ARGO MERGER GP SUB, LLC
AMID MERGER LP
By: Argo Merger GP Sub, LLC,
its general partner
AMID CRUDE OIL SERVICES LLC,
AMID PAYMENT SERVICES LLC,
AMID ENERGY PRODUCTS SUPPLY LLC,
AMID CRUDE TRUCKING LLC,
AMID CRUDE OIL STORAGE LLC,
AMID SILVER DOLLAR PIPELINE LLC
AMID ST. CROIX LLC,
AMID LIQUIDS TRUCKING LLC,

By: Eric T. Kalamaras

Eric T. Kalamaras
Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as
Administrative Agent and Collateral Agent

By ______________________
Name: Kevin L. Ahart
Title: Vice President

BANK OF AMERICA, N.A., as Lender and L/C Issuer

By ______________________

Name: Christopher DiBiase
Title: Director

BMO HARRIS BANK N.A.,
as a Lender

By: ______________________
Name: Kevin Utsey
Title: Managing Director

ABN AMRO CAPITAL USA LLC,
as a Lender

Darrell Holley (Dec 19, 2018)

By: ________________________________
Name: Darrell Holley
Title: Managing Director

By: ________________________________
Name: Anna C. Ferreira
Title: Vice-President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By: ______________________________
Name: Lyle Levy Jr.
Title: Vice President

SUNTRUST BANK,
as a Lender

By: /s/ Benjamin L. Brown
Name: Benjamin L. Brown
Title: Director

CITIBANK, N.A.,
as a Lender

By: ______________________________
Name: Thomas Benavides
Title: Director

SANTANDER BANK, N.A.,
as a Lender

By: ______________________
Name: Mark Connelly
Title: Senior Vice President

By: ______________________
Name: Puiki Lok
Title: Vice President

COMERICA BANK,
as a Lender

By: ______________________________
Name: Cynthia B. Jones
Title: Vice President

UBS AG, STAMFORD BRANCH,
as a Lender

By: ____________________________
Name: Houssem Daly
Title: Associate Director

By: ____________________________
Name: Kenneth Chin
Title: Director

NBH BANK,
as a Lender

By: /s/ Sarah E Burchett
Name: SARAH E BURCHETT
Title: Managing Director